Exhibit 99.1

RYVYL Regains Compliance with Nasdaq Continued Listing Requirements

Recently completed convertible debt for preferred equity exchange transactions reduced debt by over $60 million, substantially increasing net stockholders’ equity

SAN DIEGO, CA – December 18, 2023 – RYVYL Inc. (NASDAQ: RVYL) ("RYVYL” or the "Company"), a leading innovator of payment transaction solutions leveraging proprietary blockchain ledger and electronic token technology for the diverse international markets, has received confirmation from The Nasdaq Stock Market LLC (“Nasdaq”) that it has regained compliance with Nasdaq’s listing requirements by satisfying the minimum stockholders’ equity requirement of $2.5 million under Nasdaq Continued Listing Rule 5550(b)(1).

“The strategic financial transactions recently undertaken by RYVYL have resulted in the restoration of compliance with Nasdaq regulations as well as greater equity investment exposure by our largest investor,” said Ben Errez, Chairman of RYVYL. “With a much stronger balance sheet and continued listing of our common stock on Nasdaq, we believe that we are well-positioned to invest in growth and drive the expansion of our payment transaction technology and expand our global reach.”

On November 29, 2023, RYVYL closed an exchange transaction (the “Exchange”) as reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 4, 2023, which reduced the principal amount on a convertible note held by such large investor by $60,303,000. As a result of the Exchange RYVYL erased a stockholders’ deficit of approximately $24.7 million at September 30, 2023, and now satisfies the minimum $2.5 million stockholders’ equity listing requirement, bringing RYVYL back into compliance with all applicable requirements for continued listing on The Nasdaq Capital Market, as of December 13, 2023. In addition, Nasdaq has confirmed that the matter of the Company’s previous notice of non-compliance under Listing Rule 5550(a)(2), Market Value of Listed Securities (“MVLS”) Standard, has been closed.

Additional information can be found in the Company's Current Report on Form 8-K, which will be filed with the SEC promptly after the issuance of this press release, and will be available on the Edgar Database on the SEC’s website and RYVYL's Investor Relations website at https://investors.ryvyl.com/financials/sec-filings/

About RYVYL

RYVYL Inc. (NASDAQ: RVYL) was born from a passion for empowering a new way to conduct business-to-business, consumer-to-business, and peer-to-peer payment transactions around the globe. By leveraging proprietary blockchain ledger and electronic token technology for the diverse international markets, RYVYL is a leading innovator of payment transaction solutions reinventing the future of financial transactions. Since its founding as GreenBox POS. in 2017 in San Diego, RYVYL has developed applications enabling an end-to-end suite of turnkey financial products with enhanced security and data privacy, world-class identity theft protection, and rapid speed to settlement. As a result, the platform can log immense volumes of immutable transactional records at the speed of the internet for first-tier partners, merchants, and consumers around the globe. www.ryvyl.com

Cautionary Note Regarding Forward-Looking Statements.

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding the timing of the filing of the aforementioned periodic reports. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, including the risk that the completion and filing of the aforementioned periodic reports will take longer than expected and that additional information may become known prior to the expected filing of the aforementioned periodic reports with the SEC. Other risk factors affecting the Company are discussed in detail in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Investor Relations Contact
Mark Schwalenberg
MZ Group - MZ North America
312-261-6430
RVYL@mzgroup.us
www.mzgroup.us